Exhibit 99.2

Introduction

Q2 marked an important milestone for Snap, as we reached more than 850 million monthly active users (MAU) and 432 million daily active users (DAU) on the path to our goal of 1 billion MAU. Our focus on visual communication between friends and family is a strategic advantage that has enabled us to serve more than 75% of 13- to 34-year-olds in over 25 countries. As Snapchat has grown, our community has grown with us, and approximately 80% of Snapchatters are above the age of 18. We also continued to broaden and deepen engagement with our content platform in Q2, with global content viewers growing 12% year-over-year, and global time spent watching content growing 25% year-over-year.


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We reached more than **850 million MAU** and **432 million DAU**

The growth of our community, the progress we have made with our direct-response (DR) advertising business, and the success of our Snapchat+ subscription business that now reaches more than 11 million subscribers, all contributed to total revenue growing 16% year-over-year to $1.24 billion, despite the impact of a weaker brand advertising environment for certain consumer discretionary verticals. We are pleased with the ongoing progress made in our DR business as well as the continued rapid growth in the total number of active advertisers which more than doubled year-over-year in Q2. We believe this progress validates our strategy of focusing on growing our community and engagement, investing in our DR advertising products, and diversifying our revenue growth with our subscription offering.

The actions we have taken to optimize our cost structure have cleared a path to meaningful Adjusted EBITDA profitability and positive Free Cash Flow. In Q2, the combination of topline progress and expense discipline translated to $55 million of Adjusted EBITDA and sets us up well for continued improvement in operating leverage as the year progresses. Adjusted EBITDA flow through, or the share of incremental year-over-year revenue that flowed through to Adjusted EBITDA, was 55% in Q2, up from 22% in Q1. Moving forward, we will continue to calibrate our investments carefully to ensure we build on this momentum, while also realizing the operating leverage necessary to drive improved financial performance. We believe that the strong financial foundation we are building and our track record of innovation position us well to fulfill our long-term vision for augmented reality.

Community

Visual communication is at the core of the Snapchat experience. Our strategy to drive DAU growth and engagement is focused on improving the way Snapchatters communicate and interact with their friends, family, and the world. We have delivered a number of new communication features and user experience enhancements in recent months to execute on this strategic initiative. For example, in Q2, we introduced Map Reactions that enable Snapchatters to send their favorite emojis to friends on the Snap Map to start conversations. We also launched Editable Chats, which allow Snapchatters to edit messages up to five minutes after sending them, and My AI Reminders that give Snapchatters the ability to ask for a reminder for an upcoming deadline. In addition, we are investing to enhance iOS app performance by making improvements to battery management, app and screen loading latency, and camera quality. We are also leveraging

SNAP INC. | Q2 2024 | INVESTOR LETTER 1

machine learning (ML) and generative AI to help our community form meaningful connections and to deliver engaging product experiences. These improvements have contributed to all-time highs in the number of daily active users sending Snaps in every region, which is an important input to sustained daily engagement.

The results of these initiatives are reflected in our global community reaching 432 million DAU in Q2, an increase of 10 million quarter-over-quarter. DAU in North America was 100 million, down by less than 1% year-over-year, but up quarter-over-quarter as our initiatives to improve the way Snapchatters communicate begin to show early signs of progress. DAU in Europe was 97 million, compared to 96 million in the prior quarter and 94 million in the prior year. DAU in Rest of World was 235 million, compared to 226 million in the prior quarter and 202 million in the prior year.


⭐COWBOY CARTER⭐

We launched a generative AI Lens in collaboration with Beyoncé, dedicated to her new COWBOY CARTER album, which was engaged with 80 million times in the first three days

To further deepen content engagement, we continue to invest in our ML models to improve content ranking and personalization across all of our content surfaces. As a result, we are seeing significant improvement in content engagement, with global time spent watching content growing 25% year-over-year and 10% quarter-over-quarter in Q2, driven by strong growth in total time spent watching Spotlight and Creator Stories. In North America, some of our changes have been disruptive, and this contributed to mixed results on time spent with content, which declined by just under 2% on a year-over-year basis while increasing nearly 6% on a quarter-over-quarter basis in Q2. North America content engagement trends improved as we moved through the quarter, and time spent with content increased year-over-year in the month of June.

In Q2, we continued to make progress unifying the ranking models between Spotlight and Stories to a single backend stack that ranks all content types to deliver the most engaging content to our community, regardless of format. To expand our content supply, we are focused on growing our creator community and making it easier for creators to submit and subsequently share compelling content. These efforts contributed in part to the number of creators submitting Spotlight content growing more than 20% year-over-year in Q2. We are also working with publisher partners to bring new and engaging content to our community. For example, in Q2, we announced Snap Nation, an evolution in our existing partnership with Live Nation that gives Snapchatters access to tour and festival experiences, including exclusive behind-the-scenes content and live music experiences.

Augmented reality continues to inspire communication, and Snapchatters play with AR Lenses billions of times per day on average. In Q2, the number of Snapchatters sharing AR Lens experiences with their friends increased 12% year-over-year, driven by the popularity of innovative generative AI Lenses and improved ranking and optimization of our AR experiences. For example, our ML Scribble World Lens, which enables Snapchatters to transform into artistic, cartoon-style versions of themselves, was viewed over 1 billion times in Q2, and our 90s AI Lens was viewed by more than 20% of US Snapchatters. In addition, we launched a generative AI Lens in collaboration with Beyoncé, dedicated to her new COWBOY CARTER album, which was engaged with 80 million times in the first three days. We continue to improve our AR ranking technology in order to personalize the AR experience and deliver relevant AR content to our community. We recently enabled dynamic,

SNAP INC. | Q2 2024 | INVESTOR LETTER 2

ML-driven Lens ranking based on Snapchatter preferences, and we improved the quality of Lens ranking model predictions for AR Snaps. These initiatives contributed to a 10% year-over-year increase in Snap Story posts with an AR Lens globally.

Our progress in AR is powered by our Lens Studio developer platform and the hundreds of thousands of creators who have leveraged this platform. In Q2, we released Lens Studio 5.0, which features our new GenAI Suite, powered by proprietary SnapML technology, that enables Lens creators to generate Lenses in minutes using a text prompt that requires no coding by the creator. The response to our new tools in Lens Studio has been inspiring and reinforces our belief that long-term success in AR requires a vibrant developer and creator ecosystem.

As we move forward, we are focused on innovating and enhancing our core product experiences in order to grow our global community and deepen engagement. We believe continued progress on these initiatives is a critical input to both serving our community and expanding our monetization opportunity over time. We look forward to sharing more of our progress at our Snap Partner Summit on September 17.

Advertising Platform

We continued to make progress on three foundational advertising platform initiatives, including larger ML models, improved signals, and more performant ad formats. Our 7-0 optimization for purchases continues to drive encouraging results for advertising partners. For example, Ridge, an everyday essentials e-commerce company, continued to lean into Snap's DR best practices to drive success. Leveraging 7-0 Optimization, Conversions API, and our ML-based Auto-Bidding, Ridge drove a 73% higher ROAS compared to their prior campaign strategy.


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Lancôme's campaign delivered

4.4x increase

in ROAS year-over-year

For app-based advertisers, we have invested in improvements across the entire ad stack. We made ad format enhancements and streamlined the app download experience on iOS, so that Snapchatters can install apps without leaving Snapchat. Early testing shows that the enhanced app download experience is driving lower cost per install and improved ROAS for advertisers. We also expanded 7-0 Optimization to app install and app purchase and, after testing showed consistent improvement in cost-per-install and cost-per-purchase, we recently began scaling these products with our advertising partners. We are encouraged to see that a number of gaming app clients, including Roblox, are seeing a 30–50% improvement in ROAS on Snapchat.

We have also begun testing Value Optimization, which allows advertisers to bid on the value of purchases, and we are seeing encouraging early results. We anticipate that mobile gaming and e-commerce advertisers in particular will benefit from these new optimizations. For example, Lancôme, a beauty brand from L'Oréal, leveraged our new Value Optimization with the aim of increasing average purchase cart size and ROAS. The campaign exceeded expectations and delivered a 38% increase in average purchase cart size and a 4.4x increase in ROAS.

SNAP INC. | Q2 2024 | INVESTOR LETTER 3

Our DR ad platform relies on scaled privacy-centric signals that advertisers can use to optimize their ad campaigns. Conversions API (CAPI), our privacy-centric first-party signal solution, is driving improved results for advertisers. For example, European e-commerce company My Jewellery saw their campaign deliver 156% higher last click ROAS and 13% lower cost-per-visit after implementing CAPI. In addition, we announced several partnerships, including Snowflake, Datahash, LiveRamp, and Tealium, to make it easier for advertisers to adopt CAPI in a seamless and privacy-centric way. Our improvements to CAPI, improved collaboration with advertisers, and growth in partner integrations resulted in CAPI integrations growing over 300% year-over-year in Q2.


My Jewellery
ELEMENTS OF THE OCEAN
my
My Jewellery

My Jewellery's campaign achieved **152% higher ROAS** after implementing CAPI

We are excited by the progress we're seeing with our small- and medium-size business (SMB) advertising partners. Today, SMBs and creators alike can promote their services, content, or products, reach new audiences, and gain more followers, all in just a few taps within Snapchat. In addition, we launched useful tools such as dynamic campaign setup recommendations and codeless Pixel setups to help businesses achieve higher ROAS. These changes have been instrumental in the growth of SMB advertisers on Snapchat, which contributed in part to total active advertisers more than doubling year-over-year in Q2.

This quarter, we continued to build compelling advertising products to help our brand advertising partners reach the Snapchat community at scale. For example, at our NewFronts presentation, we announced a number of sponsorship opportunities, including our partnership with NBCUniversal for the Paris 2024 Olympic Games, where some of our most popular creators will share stories of the games with their unique perspectives and on-the-ground access in Paris. We also renewed our longstanding sports partnerships with the NFL, NBA, and WNBA, to provide official content across Stories and Spotlight for our community. In an effort to drive incremental performance for brands, we recently announced the Snap Advanced Partner Program, which will offer qualifying agencies and advertisers personalized training and enablement sessions, dedicated support, and additional tools and resources to enhance their campaigns.

Our sponsored AR advertising solutions offer marketers the opportunity to leverage unique and engaging augmented reality experiences that lift the measurable performance of their brand campaigns. Specifically, research has shown that campaigns that pair AR Ads with Video Ads on Snapchat deliver 1.6x ad awareness lift when compared to Video Ads alone. Research from our partnership with OMD and Amplified Intelligence found that Snapchat campaigns that include AR in their mix drive 5x more active attention compared to industry peers. In order to expand the reach and impact of our AR advertising solutions, we recently launched AR Extensions for businesses, which extend our AR advertising products beyond the camera to all of our ad surfaces, including our Dynamic Product Ads, Snap Ads, Collection Ads, Commercials, and Spotlight.

As we move forward, we have conviction that our continued focus on improving our ad platform — and delivering solutions that drive measurable business results for our advertising partners — is the key to building a larger and more durable

SNAP INC. | Q2 2024 | INVESTOR LETTER 4

advertising business. With the most important foundational elements of our advertising platform now in place, we look forward to making further progress on helping our advertising partners grow their businesses.

Financials

Total revenue was $1.24 billion in Q2, up 16% year-over-year, while advertising revenue was $1.13 billion, up 10% year-over-year. DR advertising revenue increased 16% year-over-year driven by a combination of total active advertisers more than doubling year-over-year, continued progress with our 7-0 Pixel Purchase Optimization, and early contributions from the product improvements delivered for app-based advertisers. Brand-oriented advertising revenue declined 1% year-over-year, driven by particularly weak demand from certain consumer discretionary verticals including retail, technology, and entertainment, as well as the timing impact of holidays shifting out of Q2 in the current year. We continued to make progress toward diversifying our revenue sources, with Other Revenue up 151% year-over-year to reach $105 million in Q2. Other Revenue includes all non-advertising revenue, the majority of which is Snapchat+ subscription revenue and Snapchat+ reached the 11 million subscriber milestone in Q2.


REVENUE
Q2'23
$1,068M
Q2'24
$1,237M
+16%
year-over-year

In Q2, North America revenue grew 12% year-over-year, with the relatively lower rate of growth in this region due to the impact of weaker brand-oriented demand being relatively concentrated in North America. DR was a bright spot in North America in Q2, driven in part by strong growth from our small- and medium-size customer segment. In an effort to accelerate our growth in the Americas, we made changes in Q2 to optimize our go-to-market organization in North America to better support clients where we see the best product market fit and greatest opportunity for our business going forward. Europe revenue grew 26% year-over-year, as continued progress on our DR ad platform, and a relatively more stable demand environment for Brand oriented advertising solutions, fully offset the impact of more challenging prior year comparisons. Rest of World revenue grew at 20% year-over-year, driven by the continued progress of our DR ad platform, while the deceleration versus the prior quarter growth rate was due primarily to the timing of holiday periods shifting out of Q2 this year.

Global impression volume grew approximately 13% year-over-year, driven in large part by expanded advertising delivery within Spotlight. Total eCPMs were down approximately 3% year-over-year as inventory growth exceeded advertising demand growth in Q2.

Adjusted cost of revenue was $586 million in Q2, up 19% year-over-year. Infrastructure costs were the largest driver of the year-over-year increase in adjusted cost of revenue, driven in large part by the ramp in ML and AI investments that we implemented in Q2 and Q3 of the prior year. Infrastructure cost per DAU was $0.81 in Q2, which is up from $0.80 in the prior quarter, but below our expected range of $0.83 to $0.85 per DAU due to a combination of greater than expected engineering efficiencies and a more moderate ramp in ML and AI investments. The remaining components of adjusted cost of revenue were $236 million in Q2, or 19% of revenue, which is in line with the prior quarter and at the lower end of our full-year cost structure guidance range. Adjusted gross margin was


GAAP GROSS MARGIN
Q2'23
$571M
Q2'24
$648M


ADJUSTED GROSS MARGIN[1]
Q2'23
$576M
Q2'24
$651M
53%
Adjusted Gross Margin

SNAP INC. | Q2 2024 | INVESTOR LETTER 5

relatively stable at 53% in Q2, up from 52% in the prior quarter but down slightly from 54% in the prior year.

Adjusted operating expenses were $596 million in Q2, down 3% year-over-year. Personnel costs decreased 12% year-over-year in Q2 following the restructuring initiative we announced in Q1. We ended Q2 with 4,719 full-time headcount, down 11% year-over-year. The decline in personnel-related costs was partially offset by increases in legal related costs in Q2, including the impact of complying with an increasingly complex global regulatory environment, as well as the impact of a previously announced settlement with the state of California. In addition, we incurred $8 million in costs related to the retroactive Digital Services Tax implemented by the Canadian government in Q2.


NET INCOME
Q2'23 ($377)M
Q2'24 ($249)M
ADJUSTED EBITDA[3]
Q2'23 ($38)M
Q2'24 $55 M

Adjusted EBITDA was $55 million in Q2, up from negative $38 million in Q2 of the prior year, reflecting higher revenue and operating expense discipline. Adjusted EBITDA flow through — or the share of incremental year-over-year revenue that flowed through to Adjusted EBITDA — was 55% in Q2, up from 22% in Q1, as we continue to carefully prioritize our investments in order to drive topline growth and deliver improved profitability.

Net loss was $249 million in Q2, compared to a net loss of $377 million in Q2 of the prior year. The improvement in net loss year-over-year reflects the flow-through of the $93M improvement in Adjusted EBITDA as well as a $57 million reduction in Stock Based Compensation (SBC) and related expenses. The reduction in SBC was driven by a combination of the diminished impact of refresh grants on the GAAP accounting of SBC, combined with the reduction in headcount that resulted from our recent restructuring. The $269 million of SBC and related expenses we reported in Q2 better reflects our SBC related expenses at current staffing levels. The benefits of improved Adjusted EBITDA and lower SBC were partially offset by $16 million in costs associated with the early retirement of $386 million of our outstanding convertible notes in Q2.

Free Cash Flow was negative $73 million in Q2, which reflects the impact of collecting seasonally lower Q1 revenue in Q2. Over the trailing twelve months, Free Cash Flow was positive $15 million while operating cash flow was positive $244 million as we continue to balance investments with topline growth to deliver sustained positive cash flow.

Dilution, or year-over-year growth in our share count, was 1.9% in Q2, down from 3.8% in the prior quarter. As part of our efforts to responsibly manage the impact of SBC on our share count, we repurchased 7 million shares at a cost of $76 million in Q2, reflecting an average share repurchase price of $11.06. Since we began opportunistically managing our share count through share repurchases in Q3 of 2022, we have repurchased 151.5 million shares, representing 8.4% of fully diluted shares outstanding, at an average price of $9.91 per share and a total cost of $1.5 billion. In Q2, we issued $750 million in convertible notes maturing in 2030 with a coupon of 50 basis points. In addition, we negotiated the repurchase of $148 million of our 2025 convertible notes and $238 million of our 2026 convertible notes. We also unwound the capped calls associated with our 2025 convertible notes, resulting in proceeds of $63 million. We ended Q2 with $3.1 billion in cash and marketable securities on hand, with no debt maturing in the current year, $36 million maturing in 2025, and $250 million maturing in 2026. We believe the combination of these transactions have ensured more than adequate liquidity for our operations while further strengthening our balance sheet for the long term.

SNAP INC. | Q2 2024 | INVESTOR LETTER 6

Financial Outlook  As we enter Q3, we anticipate continued growth of our global community, and as a result, our Q3 guidance is built on the assumption that DAU will be approximately 441 million in Q3. We are focused on executing against our roadmap to deliver improvements to our advertising platform to drive strong performance for our advertising partners. Our Q3 guidance range for revenue is $1.335 billion to $1.375 billion, implying year-over-year revenue growth of 12% to 16%. Our investment plans for Q3 remain consistent with the full-year cost guidance ranges we provided last quarter, which assume we make modest incremental investments in infrastructure, personnel, and marketing to sustain the momentum we have established in our business, and that we continue to experience the impact of an increasing legal and regulatory burden on our cost structure. Given the revenue range above, and our investment plans for Q3, we estimate that Adjusted EBITDA will be between $70 million and $100 million in Q3. As we move forward into the second half of 2024, we will remain focused on prioritizing our investments carefully to deliver against the cost plans we have set out for our business, while investing prudently to deliver for our community and our partners. To learn more about the progress we are making for our community and our partners we encourage you to tune into our 6th annual Snap Partner Summit on Tuesday, September 17. 1. Adjusted gross margin is a non-GAAP measure, which we define as GAAP revenue less adjusted cost of revenue divided by GAAP revenue. Adjusted cost of revenue is a non-GAAP measure and excludes stock-based compensation expense, payroll and other tax expense related to stock-based compensation, depreciation and amortization, and certain other items impacting net income (loss) from time to time. 2. Adjusted operating expenses is a non-GAAP measure and excludes stock-based compensation expense, payroll and other tax expense related to stock-based compensation, depreciation and amortization, and certain other items impacting net income (loss) from time to time. 3. Adjusted EBITDA is a non-GAAP measure, which we define as net income (loss), excluding interest income; interest expense; other income (expense), net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense; payroll and other tax expense related to stock-based compensation; and certain other items impacting net income (loss) from time to time. See Appendix for reconciliation of net loss to Adjusted EBITDA. 4. Free Cash Flow is a non-GAAP measure, which we define as net cash provided by (used in) operating activities, reduced by purchases of property and equipment. See Appendix for reconciliation of net cash provided by (used in) operating activities to Free Cash Flow. SNAP INC. | Q2 2024 | INVESTOR LETTER 7

SNAP INC. | Q2 2024 | INVESTOR LETTER 8

Forward Looking Statements This letter contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this letter, including statements regarding guidance, our future results of operations or financial condition, future stock repurchase programs or stock dividends, business strategy and plans, user growth and engagement, product initiatives, objectives of management for future operations, and advertiser and partner offerings, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “going to,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. We caution you that the foregoing may not include all of the forward-looking statements made in this letter. You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this letter primarily on our current expectations and projections about future events and trends, including our financial outlook, macroeconomic uncertainty, and geo-political conflicts, that we believe may continue to affect our business, financial condition, results of operations, and prospects. These forward-looking statements are subject to risks and uncertainties related to: our financial performance; our ability to attain and sustain profitability; our ability to generate and sustain positive cash flow; our ability to attract and retain users, partners, and advertisers; competition and new market entrants; managing our growth and future expenses; compliance with new laws, regulations, and executive actions; our ability to maintain, protect, and enhance our intellectual property; our ability to succeed in existing and new market segments; our ability to attract and retain qualified team members and key personnel; our ability to repay or refinance outstanding debt, or to access additional financing; future acquisitions, divestitures, or investments; and the potential adverse impact of climate change, natural disasters, health epidemics, macroeconomic conditions, and war or other armed conflict, as well as risks, uncertainties, and other factors described in “Risk Factors” and elsewhere in our most recent periodic report filed with the U.S. Securities and Exchange Commission, or SEC, which is available on the SEC’s website at www.sec.gov. Additional information will be made available in Snap Inc.’s periodic report that will be filed with the SEC for the period covered by this letter and other filings that we make from time to time with the SEC. In addition, any forward-looking statements contained in this letter are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this letter or to reflect new information or the occurrence of unanticipated events, including future developments related to geo-political conflicts and macroeconomic conditions, except as required by law. Non-GAAP Financial Measures To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We use the non-GAAP financial measure of Free Cash Flow, which is defined as net cash provided by (used in) operating activities, reduced by purchases of property and equipment. We believe Free Cash Flow is an important liquidity measure of the cash that is available, after capital expenditures, for operational expenses and investment in our business and is a key financial indicator used by management. Additionally, we believe that Free Cash Flow is an important measure since we use third-party infrastructure partners to host our services and therefore we do not incur significant capital expenditures to support revenue generating activities. Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth. We use the non-GAAP financial measure of Adjusted EBITDA, which is defined as net income (loss), excluding interest income; interest expense; other income (expense), net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense; payroll and other tax expense related to stock-based compensation; and certain other items impacting net income (loss) from time to time. We believe that Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in Adjusted EBITDA. We use the non-GAAP financial measure of non-GAAP net income (loss), which is defined as net income (loss), excluding amortization of intangible assets; stock-based compensation expense; payroll and other tax expense related to stock-based compensation; certain other items impacting net income (loss) from time to time; and related income tax adjustments. Non-GAAP net income (loss) and weighted average diluted shares are then used to calculate non-GAAP diluted net income (loss) per share. Similar to Adjusted EBITDA, we believe these measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses we exclude in the measure. We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to key metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures” included as an Appendix to this letter. Snap Inc., “Snapchat,” and our other registered and common law trade names, trademarks, and service marks are the property of Snap Inc. or our subsidiaries. SNAP INC. | Q2 2024 | INVESTOR LETTER 9

Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, unaudited) 1. For the three months ended September 30, 2023 and December 31, 2023, charges relating to the wind down of our AR Enterprise business were composed primarily of cash severance, stock-based compensation expense, and charges related to the revision of the useful lives and disposal of certain acquired intangible assets. Additionally, we recognized an income tax benefit of $6 million in the three months ended December 31, 2023 relating to the wind down, which is included in the income tax (benefit) expense line item above. For the three months ended March 31, 2024 and June 30, 2024, charges relating to the 2024 restructuring were composed primarily of cash severance and stock-based compensation expense. These charges are not reflective of underlying trends in our business. 2. Adjusted EBITDA is a non-GAAP measure, which we define as net income (loss), excluding interest income; interest expense; other income (expense), net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense; payroll and other tax expense related to stock-based compensation; and certain other items impacting net income (loss) from time to time. 3. Free Cash Flow is a non-GAAP measure, which we define as net cash provided by (used in) operating activities, reduced by purchases of property and equipment. SNAP INC. | Q2 2024 | INVESTOR LETTER 10